Exhibit 10.1

AIRNET SYSTEMS, INC.

2004 STOCK INCENTIVE PLAN

[Reflects amendments through June 4, 2004]

1.00        PURPOSE

This Plan is intended to foster and promote the long-term financial success of the Company and to materially increase shareholder value [1] by providing Employees and Eligible Directors an opportunity to acquire an ownership interest in the Company, and [2] enabling the Company to attract and retain the services of outstanding Employees and Eligible Directors upon whose judgment, interest and special efforts the successful conduct of the Company’s business is largely dependent.

2.00        DEFINITIONS

When used in this Plan, the following terms have the meanings given to them in this Section 2.00 unless another meaning is expressly provided elsewhere in this Plan or clearly required by the context.  When applying these definitions, the form of any term or word will include any of its other forms.

2.01        Act.  The Securities Exchange Act of 1934, as amended.

2.02        Affiliated SAR.  An SAR that is granted in conjunction with an Option and which is always deemed to have been exercised at the same time that the related Option is exercised.  The deemed exercise of an Affiliated SAR will not reduce the number of shares of Stock subject to the related Option, except to the extent of the exercise of the related Option.

2.03        Annual Meeting.  The annual meeting of the Company’s shareholders.

2.04        Award.  Any Incentive Stock Option, Nonstatutory Stock Option, Restricted Stock, Performance Share, Performance Unit or SAR granted under the Plan.  During any single Plan Year, no Participant may be granted Options affecting more than 200,000 shares of Stock (adjusted as provided in Section 5.03), Restricted Stock affecting more than 200,000 shares of Stock (adjusted as provided in Section 5.03), Performance Shares affecting more than 200,000 shares of Stock (adjusted as provided in Section 5.03), Performance Units affecting more than 200,000 shares of Stock (adjusted as provided in Section 5.03) and SARs affecting more than 200,000 shares of Stock (adjusted as provided in Section 5.03), including Options, Restricted Stock, Performance Shares, Performance Units and SARs that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during the Plan Year granted.  Any Right to Purchase or any shares of Stock issued pursuant to Section 10.00 of this Plan will not constitute an “Award.”

2.05        Award Agreement.  The written agreement between the Company and each Participant that describes the terms and conditions of each Award.

2.06        Beneficiary.  The person a Member designates to receive (or exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when he or she dies.  A Beneficiary may be designated only by following the procedures described in Section 14.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.

2.07        Board.  The Company’s Board of Directors.

2.08        Cash Account.  An account established for each Participant who elects to participate in an Offering to which amounts withheld through payroll deductions will be credited to purchase shares of Stock under the provisions of Section 10.00.

2.09        Cause.  Unless the Committee specifies otherwise in the Award Agreement, with respect to any Participant:

[1]           Willful failure to substantially perform his or her duties as an Employee (for reasons other than physical or mental illness) or a director after reasonable notice to the Participant of that failure;

[2]           Misconduct that materially injures the Company or any Subsidiary;

[3]           Conviction of, or entering into a plea of nolo contendere to, a felony; or

[4]           Breach of any written covenant or agreement with the Company or any Subsidiary, including the terms of this Plan.

2.10        Code.  The Internal Revenue Code of 1986, as amended, and any regulations issued under the Code and any applicable rulings issued under the Code.

2.11        Committee.

[1]           In the case of Awards to Directors, the Board; or

[2]           In the case of all other Awards and for purposes of Section 10.00 of this Plan, the Board’s Compensation Committee which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4).  The Compensation Committee will be comprised of at least three individuals [a] each of whom is [i] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [ii] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [iii] an “independent director” as that term is defined in the corporate governance rules of the national securities exchange or other recognized market or quotation system upon or through which the Stock is then listed or traded and [b] none of whom may receive remuneration from the Company or any Subsidiary in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).

2.12        Company.  AirNet Systems, Inc., an Ohio corporation, and any and all successors to it.

2.13        Director Option.  A Nonstatutory Stock Option granted to an Eligible Director under Section 6.05.

2.14        Disability.  Unless the Committee specifies otherwise in any applicable Award Agreement:

[1]           With respect to any Award (other than an Incentive Stock Option) or any Right to Purchase, the Participant’s inability to perform his or her normal duties for a period of at least six months due to a physical or mental infirmity; or

[2]           With respect to an Incentive Stock Option, as defined in Code §22(e)(3).

2.15        Effective Date.  The date this Plan is approved by the Company’s shareholders.

2.16        Eligible Director.  An individual who, on an applicable Grant Date [1] is an elected member of the Board (or has been appointed to the Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by the Company’s shareholders) and [2] is not an Employee.  For purposes of applying this definition, an Eligible Director’s status will be determined as of the Grant Date applicable to each affected Award.

2.17        Employee.  Any individual who, on an applicable Grant Date, is a common law employee of the Company or any Subsidiary.  A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Subsidiary for any reason and on any basis will be treated as a common law employee only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

2.18        Exercise Price.  The price at which a Member may exercise an Award.

2.19        Fair Market Value.  The value of one share of Stock on any relevant date, determined under the following rules:

[1]           If the Stock is traded on a national securities exchange or other recognized market or quotation system, the reported “closing price” on the relevant date, if it is a trading day; otherwise, on the next trading day;

[2]           If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day; otherwise, on the next trading day; or

[3]           If neither Section 2.19[1] nor Section 2.19[2] applies, the fair market value as determined by the Committee in good faith.

2.20        Freestanding SAR.  An SAR that is not associated with an Option and is granted under Section 9.00.

2.21        Grant Date.  The date an Award is granted to a Participant.

2.22        Key Employee.  Any Employee who, on any applicable Grant Date, is performing services the Committee concludes are essential to the Company’s business success and to whom the Committee has granted an Award.

2.23        Member.  Each Participant and Terminated Participant to whom an Award has been granted, which Award has not expired under the terms of the Award Agreement or as provided in Section 11.00 and each Participant to whom Rights to Purchase have been granted, which Rights to Purchase have not been exercised or terminated as provided in Section 10.00.

2.24        Nonstatutory Stock Option.  Any Option granted under Section 6.00 that is not an Incentive Stock Option.

2.25        Offering.  An opportunity provided by the Committee to purchase shares of Stock under the provisions of Section 10.00.  Offerings may be consecutive or concurrent, as determined by the Committee.  The Committee will designate the maximum number of shares of Stock that may be purchased under each Offering.  Shares of Stock not sold under one Offering may be offered again in any subsequent Offering.

2.26        Offering Effective Date.  The first business day of the month designated by the Committee as the start of the Offering Period applicable to an Offering.

2.27        Offering Period.  The duration of an Offering, as designated by the Committee.  The Offering Period for any Offering will not exceed 12 months.

2.28        Option.  The right granted under the Plan to purchase a share of Stock at a stated price for a specified period of time.  An Option may be either [1] an Incentive Stock Option or [2] a Nonstatutory Stock Option.

2.29        Participant.  Any Key Employee or Eligible Director who has not Terminated.  In addition, for purposes of Section 10.00, the term “Participant” will include any Employee who has satisfied the requirements of Section 10.00 to acquire shares of Stock under this Plan.

2.30        Performance Goal.  The conditions that must be met before a Key Employee will earn a Performance Share or a Performance Unit or, if the Committee so determines, the conditions that must be met before a Key Employee or an Eligible Director will earn shares of Restricted Stock.

2.31        Performance Period.  The period over which the Committee will determine if applicable Performance Goals have been met; provided such period in any event will be at least one year.

2.32        Performance Share.  An Award granted under Section 8.00, which is paid in Stock.

2.33        Performance Unit.  An Award granted under Section 8.00, which is paid in cash.

2.34        Plan.  The AirNet Systems, Inc. 2004 Stock Incentive Plan.

2.35        Plan Year.  The Company’s fiscal year.

2.36        Restricted Stock.  An Award granted under Section 7.00.

2.37        Restriction Period.  The period over which the Committee will determine if a Key Employee or an Eligible Director has met the conditions, including, without limitation, Performance Goals, placed on Restricted Stock; provided such period will in any event be at least one year and provided, further, that if the conditions are time-based, such conditions will provide for vesting no sooner than ratably over a period of at least five years.

2.38        Retirement.  Unless the Committee specifies otherwise in any applicable Award Agreement, the date:

[1]           A Key Employee Terminates on or after the earliest of [a] reaching age 62 and completing at least five years of service as an Employee or [b] reaching age 55 and completing at least 10 years of service as an Employee or [c] satisfying such other requirements as to age and years of service as an Employee as the Committee specifies in any applicable Award Agreement; or

[2]           An Eligible Director Terminates as a Board member after having been a Board member for at least one full one-year term.

For purposes of applying this definition, a Participant’s status as a Key Employee or an Eligible Director will be determined as of the Grant Date applicable to the affected Award.

2.39        Right to Purchase.  An option to purchase shares of Stock granted to a Participant who elects to participate in an Offering under the provisions of Section 10.00.  A Right to Purchase granted for an Offering will terminate following the close of business on the Right to Purchase Date for that Offering to the extent that such Right to Purchase is not exercised on such Right to Purchase Date.

2.40        Right to Purchase Date.  The last business day of an Offering Period to purchase shares of Stock under the provisions of Section 10.00.

2.41        SEC.  The Securities and Exchange Commission or any successor thereto, including the staff thereof.

2.42        Share Account.  An account established for each Participant in an Offering who exercises a Right to Purchase under Section 10.00.  A Participant’s Share Account will be credited with the number of shares of Stock purchased on each Right to Purchase Date and debited for the number of shares of Stock withdrawn by the Participant after such date.

2.43        Stock.  The common shares, $0.01 par value, of the Company.

2.44        Stock Appreciation Right (or “SAR”).  An Award granted under Section 9.00 that is a Tandem SAR, an Affiliated SAR or a Freestanding SAR.

2.45        Subsidiary.  Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

2.46        Tandem SAR.  An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 9.00.

2.47        Termination or Terminated.  Unless the Committee specifies otherwise in any applicable Award Agreement, [1] cessation of the employee-employer relationship between an Employee and the Company and all Subsidiaries for any reason or [2] cessation of an Eligible Director’s service on the Board (and the boards of directors of all Subsidiaries) for any reason.

3.00        PARTICIPATION

3.01        Terms of Participation.

[1]           Consistent with the terms of the Plan, and subject to Section 6.05, the Committee will:

[a]           Decide which Employees and Eligible Directors may become Participants;

[b]           Decide which Participants will be granted Awards;

[c]           Identify the type of Award to be granted to each Participant;

[d]           Identify the terms and conditions imposed on any Awards granted;

[e]           Identify the procedures through which an Award may be exercised;

[f]            Identify the circumstances under which the Company may cancel an Award or reacquire any Award or shares of Stock acquired through an Award;

[g]           Determine whether, to what extent and under what circumstances cash, shares of Stock, other securities, other Awards, other property and other amounts payable with respect to an Award will be deferred either automatically or at the election of the holder thereof or of the Committee; and

[h]           Impose any other terms and conditions the Committee believes are appropriate and necessary to implement the purpose of this Plan.

[2]           The Committee may establish different terms and conditions:

[a]           For each type of Award;

[b]           For Participants receiving the same type of Award; and

[c]           For the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.

3.02        Conditions of Participation.  Each Participant receiving an Award agrees:

[1]                                 To sign an Award Agreement;

[2]                                 To be bound by the terms of the Award Agreement and the Plan; and

[3]                                 To comply with other conditions imposed by the Committee.

4.00        ADMINISTRATION

4.01        Committee Duties.  The Committee is responsible for administering the Plan and is granted all powers appropriate and necessary to administer the Plan.  Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s interests and has complete discretion to make all other decisions

(including whether a Participant has incurred a Disability or been Terminated for Cause) necessary or advisable for the administration and interpretation of the Plan.  Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02        Delegation of Ministerial Duties.  In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any individual or entity (including Employees) that it deems appropriate.

4.03        Award Agreement.              At the time any Award is made, the Committee will prepare and deliver an Award Agreement to each affected Participant.  The Award Agreement:

[1]           Will describe:

[a]           The type of Award and when and how it may be exercised;

[b]           The effect of exercising the Award; and

[c]           Any Exercise Price associated with each Award.

[2]           To the extent different from the terms of the Plan, will describe:

[a]           Any conditions that must be met before the Award may be exercised;

[b]           Any objective restrictions placed on Restricted Stock, Performance Shares and Performance Units and any performance-related conditions and Performance Goals that must be met before those restrictions will be released;

[c]           When and how an Award may be exercised; and

[d]           Any other applicable terms and conditions affecting the Award.

4.04        Restriction on Repricing.  Regardless of any other provision of this Plan, neither the Company nor the Committee may “reprice” (as defined under rules adopted by the national securities exchange or other recognized market or quotation system upon or through which the Stock then is listed or traded) any Option without the prior approval of the shareholders of the Company.

5.00        STOCK SUBJECT TO PLAN

5.01        Number of Shares of Stock.  Subject to Section 5.03, the number of shares of Stock available for delivery under the Plan may not be greater than 1,000,000.  The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

5.02        Cancelled, Terminated or Forfeited Awards.  Any Stock subject to an Award or Right to Purchase that, for any reason, is cancelled, terminated or otherwise settled without the issuance of any Stock or cash may again be granted under the Plan.  Any Performance Share or share of Restricted Stock that has been issued to a Participant under the Plan and is subsequently forfeited pursuant to the terms of the Plan or the applicable Award Agreement will be forfeited to and acquired by the Company as treasury Stock and may again be granted under the terms of the Plan.

5.03        Adjustment in Capitalization.  If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust [1] the number of shares of Stock which may be delivered under the Plan, [2] the number of Awards that may or will be issued to Participants during a Plan Year, [3] the number of shares of Stock subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [4] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently issued Awards, [5] the number of shares of

Stock and the purchase price per share subject to purchase under Section 10.00 of the Plan and [6] any other factors, limits or terms affecting any outstanding or subsequently issued Awards.

6.00        OPTIONS

6.01        Grant of Options.  The Committee may grant Options to Key Employees at any time during the term of this Plan.  Options granted to Key Employees may be either [1] Incentive Stock Options or [2] Nonstatutory Stock Options.

6.02        Option Price.  Subject to Section 6.05, each Option will bear the Exercise Price the Committee specifies in the Award Agreement.  However:

[1] In the case of an Incentive Stock Option, the Exercise Price [a] will not be less than the Fair Market Value of a share of Stock on the Grant Date and [b] will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to a Key Employee who, on the Grant Date, owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock.

[2] In the case of a Nonstatutory Stock Option, the Exercise Price will not be less than the Fair Market Value of a share of Stock on the Grant Date.

6.03        Exercise of Options.  Subject to Section 11.00, Options granted to a Key Employee under Section 6.01 may be exercised at the times and subject to the restrictions and conditions (including a vesting schedule) that the Committee specifies in the Award Agreement.  However:

[1]           Any Option to purchase a fraction of a share of Stock will be liquidated as of the date it arises and the Participant will be given cash equal to Fair Market Value multiplied by the fractional share.

[2]           Unless the Committee specifies otherwise in the Award Agreement, no Key Employee may exercise Options for fewer than the smaller of:

[a]           100 shares of Stock; or

[b]           The full number of shares of Stock for which Options are then exercisable.

[3]           No Option may be exercised more than 10 years after it is granted (five years in respect of an Incentive Stock Option, if the Key Employee owns [as defined in Code §424(d)] Stock possessing more than 10 percent of total combined voting power of all classes of Stock on the Grant Date).

6.04        Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary:

[1]           No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Member, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421;

[2]           The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Member during any calendar year (under all option plans of the Company and all Subsidiaries) will not exceed $100,000 [or other amount specified in Code §422(d)]; and

[3]           No Incentive Stock Option may be granted to any individual who is not an Employee on the Grant Date.

6.05        Director Options.

[1]           Any individual who is a newly-elected or appointed Eligible Director after the Effective Date will be granted a Director Option to purchase 20,000 shares of Stock on the date of such Eligible Director’s appointment or election to the Board.  Each Director Option granted in accordance with this Section 6.05[1] will be granted with an Exercise Price equal to the Fair Market Value of a share of Stock on the Grant Date.  Each such Director Option will vest and become exercisable with respect to 20% of the shares of Stock covered thereby on each of the Grant Date and the first, second, third and fourth anniversaries of the Grant Date.

[2]           On the first business day of each Plan Year, each individual who [a] is then serving as an Eligible Director and [b] has served for at least one full one-year term as an Eligible Director, will be automatically granted a Director Option to purchase 4,000 shares of Stock with an Exercise Price equal to the Fair Market Value of a share of Stock on the Grant Date.  Each such Director Option will vest and become exercisable with respect to 20% of the shares of Stock covered thereby on each of the Grant Date, and the first, second, third and fourth anniversaries of the Grant Date.

[3]           The Director Options granted under Sections 6.05[1] and 6.05[2] will be reduced (but not below zero) by any options granted for the same purpose under any other Company equity plan or program.

[4]           The Board will have the sole and complete authority to grant Director Options to the Eligible Directors in addition to those nondiscretionary Director Options granted in accordance with Sections 6.05[1] and 6.05[2].  The Board will have the authority to determine the Grant Date of each such Director Option, the number of shares of Stock covered by each such Director Option, and the date or dates when each such Director Option becomes exercisable.  Any Director Option granted by the Board in accordance with this Section 6.05[4] will be granted with an Exercise Price equal to the Fair Market Value of a share of Stock on the Grant Date.

[5]           If an Eligible Director Terminates because of death, Disability or Retirement, the Eligible Director’s Director Options will become fully vested and exercisable.

[6]           Subject to Sections 6.05[7] and 11.00, once vested and exercisable, each Director Option will remain exercisable until the earlier to occur of [a] ten years after the Grant Date, or [b] three months after the Eligible Director Terminates (24 months if Termination is because of death, Disability or Retirement).

[7]           However:

[a]           Any Director Option to purchase a fraction of a share of Stock will be liquidated as of the date it arises and the Eligible Director will be given cash equal to Fair Market Value multiplied by the fractional share;

[b]           Unless the Committee specifies otherwise in the Award Agreement, no Eligible Director may exercise Director Options for fewer than the smaller of:

[i]                                    100 shares of Stock; or

[ii]                                The full number of shares of Stock for which Director Options are then exercisable.

6.06        Payment for Options.  Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price associated with each Option must be paid in cash.  However, the Committee may, in its discretion, develop, and extend to some or all Members, procedures through which Members may pay an Option’s Exercise Price, including allowing a Member to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.

6.07        Transferability of Stock.  Unless the Committee specifies otherwise in the Award Agreement,  Stock acquired through an Option will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or other recognized market or quotation system upon or through which the Stock is then listed or traded, or any applicable blue sky or state securities laws.

7.00        RESTRICTED STOCK

7.01        Restricted Stock Grants.  The Committee may grant Restricted Stock to Key Employees or Eligible Directors at any time during the term of this Plan.  The Committee also will include in the Restricted Stock Award Agreement applicable restrictions, which may vary between Key Employees and Eligible Directors, may be different each time a Restricted Stock Award is made and may be either time-based or subject to the Performance Goals described in Section 8.02[2] or both.

7.02        Transferability.  Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period.  Restricted Stock normally will be held by the Company as escrow agent during the Restriction Period and will be distributed as described in Section 7.03.  However, at any time during the Restriction Period, the Committee may, in its sole discretion, issue Restricted Stock (provided such Restricted Stock is not subject to Performance Goals) to a Key Employee or an Eligible Director in the form of certificates containing a legend describing restrictions imposed on such Restricted Stock.

7.03        Removal of Restrictions.  As of the end of each Restriction Period:

[1]           the Committee will certify to the Board the extent to which restrictions, including any applicable Performance Goals, in respect of Restricted Stock granted to Key Employees have been met; and

[2]           the Board will determine the extent to which restrictions, including any applicable Performance Goals, in respect of Restricted Stock granted to Eligible Directors have been met.

Shares of Restricted Stock will be:

[a]           Forfeited, if all restrictions, including any applicable Performance Goals, have not been met at the end of the Restriction Period, and again become available to be granted under the Plan; or

[b]           Released from escrow and distributed to the affected Key Employee or Eligible Director (or any restrictions imposed on the distributed certificate removed) as soon as practicable after the last day of the Restriction Period, if all restrictions, including any applicable Performance Goals, have then been met.

7.04        Rights Associated with Restricted Stock.  During the Restriction Period:

[1]           Key Employees and Eligible Directors may exercise full voting rights associated with their Restricted Stock; and

[2]           Any dividends and other distributions paid with respect to any Restricted Stock will be held by the Company as escrow agent during the Restriction Period.  At the end of the Restriction Period, these dividends will be distributed to the affected Key Employee or Eligible Director or forfeited as provided in Section 7.03 with respect to the Restricted Stock as to which they were paid.  No interest or other accretion will be credited with respect to any dividends held in this escrow account.  If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

8.00.       PERFORMANCE SHARES AND PERFORMANCE UNITS

8.01        Performance Shares and Performance Unit Grants.  The Committee may grant Performance Shares or Performance Units to Key Employees at any time during the term of this Plan.

8.02        Performance Criteria.

[1]           For each Performance Period, the Committee will establish the Performance Goal(s) that will be applied to determine the Performance Shares or Performance Units that will be distributed at the end of the Performance Period.

[2]           In establishing each Participant’s Performance Goal(s), the Committee will consider the relevance of each Participant’s assigned duties and responsibilities to factors that preserve and increase the Company’s value.  These factors will include:

[a]           Increasing revenues;

[b]           Developing new services and lines of revenue;

[c]           Reducing operating expenses;

[d]           Increasing customer satisfaction;

[e]           Developing new markets and increasing the Company’s share of existing markets;

[f]            Developing and managing relationships with regulatory and other governmental agencies;

[g]           Managing cash, accounts receivable, accounts payable and other current assets and current liabilities;

[h]           Managing claims against the Company, including litigation;

[i]            Identifying and completing strategic acquisitions;

[j]            Increasing the Company’s book value;

[k]           Increasing the Company’s return on shareholders’ equity;

[l]            Increasing the Company’s return on capital;

[m]          Increasing the Company’s return on assets;

[n]           Increasing the Company’s cash flows from operating activities;

[o]           Increasing the Company’s net income; and

[p]           Increasing the Company’s net income per share.

[3]           The Committee will make appropriate adjustments to Performance Goals to reflect:

[a]           The effect on any Performance Goal of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change.  This adjustment to the Performance Goal will be made [i] to the extent the Performance Goal is based on Stock, [ii] as of the effective date of the event and [iii] for the Performance Period in which the event occurs.  Also, the Committee will make a similar adjustment to any portion of a Performance Goal that is not based on Stock but which is affected by an event having an effect similar to those just described.

[b]           A substantive change in a Participant’s job description or assigned duties and responsibilities.

[4]           Performance Goals will be established and communicated to each affected Participant in an Award Agreement no later than 90 days after the beginning of the applicable Performance Period.

8.03        Earning Performance Shares and Performance Units.  As of the end of each Performance Period, the Committee will certify to the Board the extent to which each Participant has or has not met his or her Performance Goal.  Performance Shares or Performance Units will be:

[1]           Forfeited, to the extent that Performance Goals have not been met at the end of the Performance Period, and any shares of Stock subject thereto will again become available to be granted under the Plan; or

[2]           Valued and distributed, in a single lump sum, to the Key Employees, in the form of cash, in respect of Performance Units, or Stock, in respect of Performance Shares, as soon as practicable after the last day of the Performance Period, to the extent that related Performance Goals have been met.

8.04        Rights Associated with Performance Shares.  During the Performance Period, and unless the Award Agreement provides otherwise:

[1]           Key Employees may exercise full voting rights associated with their Performance Shares; and

[2]           All dividends and other distributions paid with respect to any Performance Shares will be held by the Company as escrow agent during the Performance Period.  At the end of the Performance Period, these dividends will be distributed to the Key Employees or forfeited as provided in Section 8.03 with respect to the Performance Shares to which they relate.  No interest or other accretion will be credited with respect to any dividends held in this escrow account.  If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the Performance Shares with respect to which they were issued.

9.00        STOCK APPRECIATION RIGHTS

9.01        SAR Grants.  Subject to the terms of the Plan, the Committee may grant Affiliated SARs, Freestanding SARs and Tandem SARs (or a combination of each) to Key Employees at any time during the term of this Plan.

9.02        Exercise Price.  Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price specified in the Award Agreement will:

[1]           In the case of an Affiliated SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date;

[2]           In the case of a Freestanding SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and

[3]           In the case of a Tandem SAR, not be less than the Exercise Price of the related Option.

9.03        Exercise of Affiliated SARs.  Affiliated SARs will be deemed to be exercised on the date the related Option is exercised.  However:

[1]           An Affiliated SAR will expire no later than the date the related Option expires or is exercised;

[2]           The value of the payout with respect to the Affiliated SAR will not be more than the Exercise Price of the related Option; and

[3]           An Affiliated SAR may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is greater than the Exercise Price of the related Option.

9.04        Exercise of Freestanding SARs.  Freestanding SARs will be exercisable subject to the terms specified in the Award Agreement.

9.05        Exercise of Tandem SARs.  Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.  However:

[1]           A Tandem SAR will expire no later than the date the related Option expires;

[2]           The value of the payout with respect to the Tandem SAR will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of a share of Stock subject to the related Option at the time the Tandem SAR is exercised; and

[3]           A Tandem SAR may be exercised only if the Fair Market Value of a share of Stock subject to the Option is greater than the Exercise Price of the related Option.

9.06        Settling SARs.

[1]           A Member exercising a Tandem SAR or a Freestanding SAR will receive an amount equal to:

[a]           The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price, multiplied by

[b]           The number of shares of Stock with respect to which the Tandem SAR or Freestanding SAR is exercised.

[2]           A Member will not receive any cash or other amount when exercising an Affiliated SAR.  Instead, the value of the Affiliated SAR being exercised will be applied to reduce (but not below zero) the Exercise Price of the related Option.

At the discretion of the Committee, the value of any Tandem SAR or Freestanding SAR being exercised will be settled in cash, shares of Stock or any combination of both.

10.00 STOCK PURCHASE PROGRAM

10.01      Eligibility.  Each Employee whose employment with the Company or a Subsidiary commenced prior to an Offering Effective Date will be eligible to participate in the Offering which is applicable to such Offering Effective Date.  Nothing contained herein and no rules and regulations prescribed by the Committee may permit or deny participation in any Offering contrary to the requirements of the Code (including, without limitation, Code §§ 423(b)(3), 423(b)(4) and 423(b)(8)).  Nothing contained herein and no rules and regulations prescribed by the Committee may permit any Participant to be granted a Right to Purchase:

[1]           if, immediately after such Right to Purchase is granted, such Participant would own, and/or hold outstanding options or rights to purchase, shares of the Company or of any Subsidiary, possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or such Subsidiary; or

[2]           which permits a Participant’s rights to purchase shares of Stock under all employee stock purchase plans of the Company and of its Subsidiaries to accrue at a rate which exceeds Twenty-

Five Thousand Dollars ($25,000) of Fair Market Value of shares of Stock (determined as of the date such Right to Purchase is granted) for each calendar year in which such Right to Purchase is outstanding at any time.

For purposes of Section 10.01[1] above, the provisions of Code § 424(d) will apply in determining the stock ownership of each Participant.  For purposes of Section 10.01[2] above, the provisions of Code § 423(b)(8) will apply in determining whether a Participant’s Rights to Purchase and other rights are permitted to accrue at a rate in excess of the permitted rate.

10.02      Purchase Price.  The purchase price for a share of Stock under each Offering will be determined by the Committee prior to the Offering Effective Date and will be stated as a percentage of the Fair Market Value of a share of Stock on either the Right to Purchase Date or the Offering Effective Date, whichever is the lesser, but the purchase price may not be less than the lesser of 85 percent of the Fair Market Value of a share of Stock as of the Offering Effective Date or 85 percent of the Fair Market Value of a share of Stock as of the Right to Purchase Date for the Offering.

10.03      Participation in Offerings.  Except as may be otherwise provided for herein, each Employee who is eligible for and elects to participate in an Offering will be granted Rights to Purchase for as many shares of Stock as the Participant may elect to purchase during that Offering, to be paid by payroll deductions during such period.  The Committee will establish administrative rules and regulations regarding the payroll deduction process for this Section 10.00, including, without limitation, minimum and maximum permissible deductions; the timing for initial elections, changes in elections and suspensions of elections during an Offering Period; and the complete withdrawal by a Participant from an Offering.  Amounts withheld through payroll deductions under this Section 10.03 will be credited to each Participant’s Cash Account.  Such amounts will be delivered to a custodian for the Plan and held pending the purchase of shares of Stock as described in Section 10.05.  Amounts held in a Participant’s Cash Account will not bear interest.  If a Participant withdraws entirely from an Offering (pursuant to rules established by the Committee), the Participant’s Cash Account balance will not be used to purchase shares of Stock on the Right to Purchase Date.  Instead, the portion of the Cash Account equal to the Participant’s payroll deductions under the Plan during the Offering Period will be refunded to the Participant without interest.  Such a Participant will not be eligible to re-enroll in that Offering, but may resume participation on the Offering Effective Date for the next Offering.  In addition, the Committee may impose such other restrictions on the right to withdraw from Offerings as it may deem appropriate.

10.04      Grant of Rights to Purchase.  Rights to Purchase with respect to shares of Stock will be granted to Participants who elect to participate in an Offering.  Such Rights to Purchase may be exercised on the Right to Purchase Date applicable to the Offering.  The number of shares of Stock subject to Rights to Purchase on each Right to Purchase Date may not exceed the number of shares of Stock authorized for issuance during the applicable Offering.

10.05      Exercise of Rights to Purchase.  Each Right to Purchase will be exercised on the applicable Right to Purchase Date.  Each Participant automatically and without any act on the Participant’s part will be deemed to have exercised a Right to Purchase on each Right to Purchase Date to purchase the number of whole and fractional shares of Stock which the amount in his or her Cash Account at that time is sufficient to purchase at the applicable purchase price.  Any remaining amount credited to a Participant’s Cash Account after such application will remain in such Participant’s Cash Account for use in the next Offering unless withdrawn by the Participant.  The Company will deliver to the custodian of the Plan as soon as practicable after each Right to Purchase Date a certificate for the total number of shares of Stock purchased by all Participants on such Right to Purchase Date.  The custodian will allocate the proper number of shares of Stock to the Share Account of each Participant.  If the aggregate Cash Account balances of all Participants on any Right to Purchase Date exceed the amount required to purchase all of the shares of Stock subject to Rights to Purchase on that Right to Purchase Date, then the shares of Stock subject to Rights to Purchase will be allocated pro rata among the Participants in the proportion that the number of shares of Stock subject to Rights to Purchase bears to the number of shares of Stock that could have been purchased with such aggregate amount available, if an unlimited number of shares of Stock were available for purchase.  Any balances remaining in Participants’ Cash Accounts due to over subscription will remain in the Participants’ Cash Accounts for use in the next Offering unless withdrawn by the respective Participants.

10.06      Withdrawals from Share Accounts and Dividend Reinvestment.  A Participant may withdraw the shares of Stock credited to the Participant’s Share Account on a first-in-first-out basis.  The Committee will establish rules and regulations governing such withdrawals.  All cash dividends paid, if any, with respect to the shares of Stock credited to a Participant’s Share Account will be added to the Participant’s Cash Account and thereby will be applied to exercise Rights to Purchase for shares of Stock on the Right to Purchase Date next succeeding the date such cash dividends are paid by the Company.  An election to leave shares of Stock with the custodian will constitute an election to apply the cash dividends with respect to such shares of Stock to the exercise of Rights to Purchase under this Section 10.00.  Shares of Stock so purchased will be applied to the shares of Stock credited to each Participant’s Share Account.

10.07      Termination.  If a Participant Terminates for any reason, including death, Disability, Retirement or other cause, his or her participation in this Section 10.00 of the Plan will automatically and without any act on his or her part terminate as of the date of Termination.  As soon as practicable following the Participant’s Termination, the Company will refund to such Participant (or Beneficiary, in the case of the Participant’s death) any amount in the Participant’s Cash Account which constitutes payroll deductions, without interest, and the custodian will deliver to such Participant (or Beneficiary) a share certificate issued in the Participant’s (or Beneficiary’s) name for the number of whole shares of Stock credited to the Participant’s Share Account through prior Offerings.

10.08      Effect of Merger or Liquidation Involving the Company.  If the Company undergoes a merger or consolidation of the Company or reclassification of Stock or the exchange of Stock for the securities of another entity (other than a Subsidiary) that has acquired the Company’s assets or which is in control [as defined in Code § 368(c)] of an entity that has acquired the Company’s assets and the terms of the plan or agreement are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law), then the Committee may, in connection with any such transaction, cancel each outstanding Right to Purchase and refund sums previously collected from Participants under the canceled Rights to Purchase, or, in its discretion, cause each Participant with outstanding Rights to Purchase to have his or her Rights to Purchase exercised immediately prior to such transaction and thereby the balance of his or her Cash Account applied to the purchase of shares of Stock at the purchase price in effect for that Offering, which would be treated as ending with the effective date of such transaction.  The balances of the Cash Accounts not so applied will be refunded to the Participants, without interest.

11.00      TERMINATION/BUY OUT

11.01      Retirement.  Unless otherwise specified in the Award Agreement, all Awards, that are outstanding (whether or not then fully vested and exercisable) when a Participant Retires, will become fully vested and exercisable and may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 24 months (three months in the case of Incentive Stock Options) beginning on the Retirement date (or any shorter period specified in the Award Agreement).

11.02      Death or Disability.  Unless otherwise specified in the Award Agreement, all Awards, that are outstanding (whether or not then fully vested and exercisable) when a Participant Terminates because of death or Disability, will become fully vested and exercisable and may be exercised by the Participant or the Participant’s Beneficiary at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 24 months (12 months in the case of an Incentive Stock Option) beginning on the date of death or Termination because of Disability (or any shorter period specified in the Award Agreement).

11.03      Termination for Cause.  Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) if a Participant Terminates for Cause will be forfeited.

11.04      Termination for any Other Reason.  Unless otherwise specified in the Award Agreement or subsequently, any Awards that are outstanding when a Participant Terminates for any reason not described in Sections 11.01 through 11.03 and which are then exercisable, or which the Committee has, in its sole discretion, decided to make exercisable, may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] three months beginning on the date the Participant Terminates.

11.05      Limits on Exercisability/Forfeiture of Exercised Awards.  Regardless of any other provision of this Section 11.00 or the Plan and unless the Committee specifies otherwise in the Award Agreement, a Member who fails to comply with Sections 11.05[3] through [9] will:

[1]           Forfeit all outstanding Awards; and

[2]           Forfeit all shares of Stock or cash (including dividends held in escrow under Sections 7.04[2] and 8.04[2] acquired or received by the exercise of any Award, lapse of any restrictions or attainment of any Performance Goals on the date of Termination or within six months before and 24 months after Terminating, including any amounts received under a “buy out” as described in Section 11.06.

The forfeiture described in Sections 11.05[1] and [2] will apply if the Member:

[3]           Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director, consultant or employee of any proprietorship, partnership, corporation, limited liability company, association or other entity or becomes the owner of a business or a member of a partnership, limited liability company, association or other entity that competes with any portion of the Company’s (or a Subsidiary’s) business with which the Member has been involved anytime within five years before Termination or renders any service (including, without limitation, business consulting) to entities that compete with any portion of the Company’s (or a Subsidiary’s) business with which the Member has been involved anytime within five years before Termination;

[4]           Refuses or fails to consult with, supply information to or otherwise cooperate with the Company or any Subsidiary after having been requested to do so;

[5]           Deliberately engages in any action that the Committee concludes has caused substantial harm to the interests of the Company or any Subsidiary;

[6]           Without the Committee’s written consent, which may be withheld for any reason or for no reason, on his or her own behalf or on behalf of any other person, partnership, limited liability company, association, corporation or other entity, solicits or in any manner attempts to influence or induce any employee of the Company or a Subsidiary to leave the Company’s or Subsidiary’s employment or uses or discloses to any person, partnership, limited liability company, association, corporation or other entity any information obtained while an employee or director of the Company or any Subsidiary concerning the names and addresses of the Company’s and any Subsidiary’s employees;

[7]           Without the Committee’s written consent, which may be withheld for any reason or for no reason, discloses confidential and proprietary information relating to the Company’s and its Subsidiaries’ business affairs (“Trade Secrets”), including technical information, information about services provided and business and marketing plans, strategies, customer information and other information concerning the Company’s and Subsidiaries’ services, promotions, development, financing, expansion plans, business policies and practices, salaries and benefits and other forms of information considered by the Company to be proprietary and confidential and in the nature of Trade Secrets;

[8]           Fails to return all property (other than personal property), including keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, or any other tangible property or document and any and all copies, duplicates or reproductions that have been produced by, received by or otherwise been submitted to the Member in the course of his or her service with the Company or a Subsidiary; or

[9]           Engaged in conduct that the Committee reasonably concludes would have given rise to a Termination for Cause had it been discovered before the Participant Terminated.

11.06      Buy Out of Awards.  At any time, the Committee, in its sole discretion and without the consent of the affected Member, may cancel any or all outstanding Awards held by that Member, whether or not exercisable, by providing to that Member written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this Section 11.06.  If a Buy Out Notice is given, in the case of an Option, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value of the Stock underlying each exercisable Option (or portion of an Option) to be cancelled and [2] the Exercise Price associated with each exercisable Option to be cancelled.  With respect to any Award other than an Option, the Company will pay to each affected Participant the Fair Market Value of the Stock subject to the Award.

However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Awards that are not exercisable when cancelled under this Section 11.06.  The Company will complete any buy out made under this Section 11.06 as soon as administratively possible after the date of the Buy Out Notice.  At the Committee’s option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock.  The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.

12.00  MERGER, CONSOLIDATION OR SIMILAR EVENT

If the Company undergoes a merger or consolidation of the Company or reclassification of Stock or the exchange of Stock for the securities of another entity (other than a Subsidiary) that has acquired the Company’s assets or which is in control [as defined in Code §368(c)] of an entity that has acquired the Company’s assets and the terms of that plan or agreement are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law), then:  [a] all Options will become fully exercisable and each affected Participant will receive, upon payment of the Exercise Price, if applicable, securities or cash, or both, equal to those the Participant would have been entitled to receive under the Plan or Award Agreement if the Participant had already exercised the Options, [b] all SARs will become fully exercisable, [c] all restrictions on Restricted Stock will lapse; and [d] all Performance Goals associated with Restricted Stock, Performance Shares or Performance Units will be deemed to have been met and all Performance Periods accelerated.

13.00    AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable provisions of the Code or [3] any national securities exchange or other recognized market or quotation system upon or through which the Company’s securities are listed or traded.  Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Member, adversely affect any Award issued before the amendment, modification or termination.  However, nothing in this Section 13.00 will restrict the Committee’s right to exercise the discretion retained in Section 11.06.

14.00      MISCELLANEOUS

14.01      Assignability.  Except as described in this Section 14.01, an Award or Right to Purchase may not be transferred except by will or the laws of descent and distribution and, during the Member’s lifetime, may be exercised only by the Member, the Member’s guardian or legal representative.  However, with the Committee’s written consent (which may be withheld for any reason or for no reason), a Member or a specified group of Members may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Member is the settlor, or may transfer Awards (other than an Incentive Stock Option) to any member of the Member’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Member’s immediate family, or any partnership or limited liability company whose only partners or members are members of the Member’s immediate family (“Permissible Transferees”).  Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee.  A Permissible Transferee may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

14.02      Beneficiary Designation.  Each Member may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Member’s death.  Each designation made will revoke all prior designations made by the same Member, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee.  If a Member has not made an effective Beneficiary designation, the deceased Member’s Beneficiary will be his or her surviving spouse or, if none, the deceased Member’s estate.  The identity of a Member’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Member and will not be inferred from any other evidence.

14.03      No Guarantee of Employment or Participation.  Nothing in the Plan may be construed as:

[1]           Interfering with or limiting the right of the Company or any Subsidiary to Terminate any Employee’s employment at any time;

[2]           Conferring on any Participant any right to continue as an Employee or director of the Company or any Subsidiary;

[3]           Guaranteeing that any Employee will be selected to be a Key Employee; or

[4]           Guaranteeing that any Member will receive any future Awards.

14.04      Tax Withholding.

[1]           The Company will withhold from other amounts owed to the Member, or require a Member to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock.  If these amounts are not to be withheld from other payments due to the Member (or if there are no other payments due to the Member), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

[a]           30 days after the settlement date; or

[b]           The date the Member remits the required amount.

[2]           If the Member has not remitted the required amount within 30 days after the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Member.

[3]           In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Member to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:

[a]           By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

[b]           By delivering to the Company previously acquired shares of Stock that the Member has owned for at least six months;

[c]           By remitting cash to the Company; or

[d]           By remitting a personal check immediately payable to the Company.

14.05      Indemnification.  Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf.  The right of indemnification described in this Section 14.05 is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.

14.06      No Limitation on Compensation.  Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

14.07      Requirements of Law.  The grant of Awards and Rights to Purchase and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.  Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws.  Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the SEC, any national securities exchange or other recognized market or quotation system upon or through which the Stock is then listed or traded, or any other applicable federal or state securities law.  The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 14.07.

14.08      Term of Plan.  The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy at the first Annual Meeting occurring after the Board approves the Plan.  Subject to Section 13.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company’s shareholders, whichever is earliest.

14.09      Governing Law.  The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and the State of Ohio.

14.10      No Impact on Benefits.  Plan Awards are incentives designed to promote the objectives described in Section 1.00.  Also, Awards are not compensation for purposes of calculating a Member’s rights under any employee benefit plan.